UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2006

NOVA OIL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32531	91-2028450
(State or other	(Commission File Number)	(I.R.S. Employer
Jurisdiction		Identification Number)
of incorporation)

The Riviana Building, 2777 Allen Parkway, Suite 800, Houston, Texas 77019

(Address of Principal Executive Offices)

713-869-6682

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 10, 2006, Biosource America, Inc. (“Biosource America”), a wholly owned subsidiary of Nova Oil, Inc. (the “Company”), placed three purchase orders (the “Purchase Orders”) with Mueller Field Operations, Inc., for the purchase of certain refinery equipment necessary for the construction of the Company’s first three sixty million gallon per year biodiesel refineries to be built for the Company’s own account.  Each purchase order was in the amount of approximately $5,623,950, for an aggregate purchase price of approximately $16,871,850.  Pursuant to the terms of the Purchase Orders, Biosource America agreed to make progress payments equal to 25% of the aggregate purchase price on August 3, 2006 and October 1, 2006 and monthly progress payments of $750,000 for each Purchase Order commencing in November 2006 and continuing through January 2007.  The equipment subject to the Purchase Orders is scheduled for delivery in early January 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVA OIL, INC.
By:	/s/ Kenneth T. Hern
Name:	Kenneth T. Hern
Title:	Chief Executive Officer

Date:  July 24, 2006